Exhibit 99.1


[First Federal Bancshares of Arkansas, Inc. Logo]                   FOR
                                                                    IMMEDIATE
                                                                    RELEASE


1401 Highway 62-65 North                      FOR FURTHER INFORMATION CONTACT:
P. O. Box 550                                              Larry J. Brandt/CEO
Harrison, AR  72601                                       Tommy Richardson/COO
                                                           Sherri Billings/CFO
                                                                  870-741-7641


                  FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.
                     ANNOUNCES A QUARTERLY CASH DIVIDEND

Harrison, Arkansas - May 19, 2006 - (NASDAQ NMS:FFBH) First Federal Bancshares of Arkansas, Inc. (the "Corporation"), a unitary savings and loan holding company for First Federal Bank of Arkansas, FA (the "Bank") announced today that its Board of Directors declared a $.14 (fourteen cents) cash dividend on the common stock of the Corporation payable on June 20, 2006 to the stockholders of record at the close of business on June 6, 2006.

Larry J. Brandt, CEO of the Corporation, stated, "This will be our 38th consecutive cash dividend. Our strong capital base and continued profitability afford us the opportunity to pay another consecutive quarterly cash dividend. Such action demonstrates our commitment to and confidence in our future prospects."

The Bank, in its 72nd year, conducts business from 18 full-service branch locations, one stand-alone loan production office, and 29 ATMs located in Northcentral and Northwest Arkansas. At March 31, 2006, the Corporation had total assets of $876.6 million, total liabilities of $799.2 million and stockholders' equity of $77.4 million.


















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